Exhibit 10.13

COTTONWOOD RESIDENTIAL II, INC.

PERFORMANCE-BASED
LTIP UNIT AWARD AGREEMENT

Name of the Participant:  ___________ (the “Participant”)
Performance Period:  _______
Grant Date Net Asset Value:  ______
No. of LTIP Units Issued:  _______
Grant Date:  _______

RECITALS

A.          Cottonwood Residential II, Inc., a Maryland corporation (including any successor, the “Company”) wishes to reward and incentivize the Participant, who performs valuable services for the benefit of the Company and Cottonwood Residential O.P., L.P., a Delaware partnership (the “Partnership” and, together with the Company, “Cottonwood”).

B.          Pursuant to the Fourth Amended and Restated Limited LP Agreement (as amended and supplemented from time to time, the “LP Agreement”) of the Partnership, the Company hereby grants the Participant this award (the “Award”) and hereby causes the Partnership to issue to the Participant, the number of LTIP Units (as defined in the LP Agreement) set forth above (the “Award LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the LP Agreement.  Unless otherwise indicated, capitalized terms used herein but not otherwise defined shall have the meanings given to those terms in the LP Agreement.

C.          The Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (either such entity shall be referred to herein as the “Committee”) has determined that the Participant is entitled to receive the Award LTIP Units.  The exact number of LTIP Units deemed earned shall be determined following the conclusion of the Performance Period based on the Performance Vesting Percentage as provided for herein such that the LTIP Units will become fully vested on the first anniversary of the last day of the Performance Period, subject to continued employment with the Company. Any Award LTIP Units not earned upon the end of the Performance Period will be forfeited.

NOW, THEREFORE, the Company, the Partnership and the Participant agree as follows:

1.          Effectiveness of Award.  The Participant shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the LP Agreement (attached hereto as Exhibit A).  Upon execution of this Agreement by the Participant, the Partnership and the Company, the books and records of the Partnership maintained by the General Partner shall reflect the issuance to the Participant of the Award LTIP Units.  Thereupon, the Participant shall have all the rights of a Limited Partner of the Partnership with respect to a number of LTIP Units equal to the Award LTIP Units, subject, however, to the restrictions and conditions specified in Section 2 below and elsewhere herein. The LTIP Units are uncertificated securities of the Partnership and upon the Participant’s request the General Partner shall confirm the number of LTIP Units issued to the Participant.

2.          Vesting and Earning of Award LTIP Units.

(a)          This Award is subject to performance vesting and a continuous service requirement during and for one additional year following the end of the Performance Period.  The Award LTIP Units will be subject to forfeiture based on the Company’s performance to the extent provided in this Agreement.  On a date (the “Determination Date”) within 75 calendar days after the earlier of the end of the Performance Period or the effective date of a Change in Control (as defined below) (the “Measurement Date”), the Committee shall calculate the number of LTIP Units that were earned as follows:

(b)          (i)          The number of LTIP Units deemed earned will equal the product of (A) the number of Award LTIP Units multiplied by (B) the Performance Vesting Percentage (the “Earned Units”).

(ii)          The Committee shall calculate the number of additional LTIP Units that would have accumulated if the Participant had received all distributions paid by the Partnership from the Grant Date to the Determination Date with respect to the Earned Units (reduced by the distributions actually paid with respect to the Award LTIP Units) and such distributions had been invested in Common Limited Partnership Units at a price equal to the fair market value of one Common Limited Partnership Unit on the ex-dividend date (together with Earned Units, the “Earned LTIP Unit Equivalent”).

For purposes of this Section 2(b), the following terms shall have the following meanings:

(A)          The “Internal Rate of Return” shall be equal to the annualized discount rate (calculated using the “XIRR” function of Microsoft Excel, or if such function no longer exists at the time of such calculation, a comparable methodology) that causes the net present value of investing the Grant Date Net Asset Value in one share of Common Stock on the Grant Date to equal the net present value of (i) all dividends and distributions paid with respect to one share of Common Stock with a record date occurring during the Performance Period (including all dividends and distributions paid with respect to such additional securities) and (ii) the Share Value (as defined below) on the Measurement Date.

(B)          The “Performance Vesting Percentage” shall be equal to the percentage set forth below opposite the actual Internal Rate of Return calculated in the manner set forth above.

Internal Rate of Return	Performance Vesting Percentage*
Less than [6.0]%	0%
[6.0]%	50%
[9.0]%	75%
[12.0]% or above	100% (Target)

*  If the Internal Rate of Return is between [6.0]% and [12.0]%, then the Performance Vesting Percentage will be determined by linear interpolation between 50% and 100% (e.g., an Internal Rate of Return of [8.0]% would result in a Performance Vesting Percentage of 66.667% and an Internal Rate of Return of [9.0]% would result in a Performance Vesting Percentage of 75%).

(C)          “Per Share Net Asset Value” on any date shall mean (i) if the shares of Common Stock of the Company are not listed or admitted to trade on a national securities exchange, the most recent price per share of Common Stock as a majority of the Board determines in good faith, and (ii) if the shares of Common Stock of the Company are listed or admitted to trade on a national securities exchange, the average closing price per share of Common Stock for the previous 30 trading dates, including such date (or such fewer number of trading days as such shares have traded on such exchange, if such number of trading days is fewer than 30).  Any determination of Per Share Net Asset Value made in good faith by the Board in accordance with this Agreement shall be final, binding and conclusive on all parties.

(D)          The “Share Value” as of the Measurement Date shall generally be equal to the Per Share Net Asset Value, plus the value, calculated in the same manner as the Per Share Net Asset Value, of any securities of Cottonwood paid with respect to a share of Common Stock during the Performance Period. Notwithstanding the foregoing, if the Measurement Date is the effective date of a Change of Control, the Share Value shall be equal to the cash value, as determined by the Board in good faith, of the consideration paid in the transaction for one share of Common Stock, plus the cash value, as determined by the Board of Directors in good faith, of the consideration paid in the Change of Control for any securities of Cottonwood paid with respect to one share of Common Stock during the Performance Period.  In the event that the transaction that results in a Change of Control does not involve the payment of any consideration for shares of Common Stock or other securities of Cottonwood, the Board shall determine, in good faith, the value of shares of Common Stock or such other securities of Cottonwood imputed by the transaction; provided, however, that if no value can be imputed from the transaction, then the value of shares of Common Stock or such other securities of Cottonwood shall be determined in the same manner as it would have been if the Measurement Date had not been the effective date of a Change of Control. The Board may from time to time employ a third-party appraiser to review and certify the Board’s methodology for determining Share Value. For purposes of this Agreement, if the Share Value is calculated at a later date than the Grant Date or Measurement Date but is intended to represent the value on that Grant Date or Measurement Date, then that value shall be the Share Value of the Grant Date or Measurement Date. (For example, if on March 1st the Board of Directors were to approve a Share Value for the preceding December 31st and the Grant Date was on the preceding January 1st then that calculation will be the Share Value for the purposes of calculating the Performance Vesting Percentage and applicable Share Value). Any determination of Share Value made in good faith by the Board pursuant to this Agreement shall be final, binding and conclusive on all parties.

(c)          Earned LTIP Unit Equivalent Compared to Award LTIP Units.  If the Earned LTIP Unit Equivalent is smaller than the aggregate number of Award LTIP Units previously issued to the Participant, then the Participant shall forfeit a number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term Award LTIP Units will refer only to the Award LTIP Units that were not so forfeited and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited.  If the Earned LTIP Unit Equivalent is greater than the number of Award LTIP Units previously issued to the Participant, then, upon the performance of the calculations set forth in Section 2(b):  (A) the Company shall cause the Partnership to issue to the Participant, as of the Measurement Date, a number of additional LTIP Units equal to the difference; (B) such additional LTIP Units shall be added to the Award LTIP Units previously issued, if any, and thereby become part of this Award (provided that such additional LTIP Units shall be treated as being issued as of the date they are actually issued for purposes of determining their holding period under the LP Agreement); (C) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional LTIP Units; and (D) thereafter the term Award LTIP Units will refer collectively to the Award LTIP Units, if any, issued prior to such additional grant plus such additional LTIP Units; provided that such issuance will be subject to the Participant confirming the truth and accuracy of the representations set forth in Section 14 hereof and executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws.  If the Earned LTIP Unit Equivalent is the same as the number of Award LTIP Units previously issued to the Participant, then there will be no change to the number of Award LTIP Units.

(d)          Continuous Service Vesting. The Award LTIP Units as calculated under Sections 2(b) and (c) (the “Earned LTIP Units”) shall be subject to continuous service vesting as follows:

(i)          100 percent of the Earned LTIP Units shall become vested on the first anniversary of the last day of the Performance Period, conditioned on the Participant’s continued employment with the Company.

(ii)          If a Change in Control occurs following the end of the Performance Period but prior to the vesting of the Earned LTIP Units, any unvested Earned LTIP Units shall become fully vested.

(e)          Termination of Employment.  The continuous service requirements of Section 2(a) of this Agreement shall be applied to this Award as follows:

(i)          In the event of termination of the Participant’s employment (A) by the Participant for Good Reason, (B) by the Company without Cause or (C) by reason of the Participant’s death or Disability, including any such termination that occurs upon the date of a Change in Control (each a “Qualified Termination”) after the Grant Date, but prior to the end of the Performance Period, the following provisions shall modify the determination and vesting of the Award LTIP Units for the Participant:

(A)          the number of Award LTIP Units that shall be deemed Earned Units pursuant to Section 2(b)(i) shall be equal to target (i.e., the “Performance Vesting Percentage” shall equal 100%);

(B)          for purposes of determining the Earned LTIP Unit Equivalent under Section 2(b)(ii), the date of the Qualified Termination shall be deemed the Determination Date, and such adjusted number of LTIP Units shall be deemed the Participant’s Earned LTIP Units for all purposes under this Agreement.  All such Earned LTIP Units shall be fully vested on the date of the Qualified Termination.

For purposes of this Agreement, if the Participant elects to take a leave of absence, the Participant’s employment shall not be deemed terminated if the Participant is on a leave of absence to pursue humanitarian, religious or other service-related activities; provided that, if at the conclusion of such leave of absence, there is no longer a position for the Participant at the Employer, or Employer offers a different position to Participant and such position would give Participant the right to resign for Good Reason, Participant’s employment shall be deemed terminated without Cause.   In addition, for the avoidance of doubt, Participant’s employment shall not be deemed to have terminated solely as a result of the Merger and the Participant becoming employed by an affiliate of the Company or CCI.

(ii)          In the event of a Qualified Termination after the end of the Performance Period but prior to the first anniversary thereof, the Participant will become fully vested in his or her Earned LTIP Units.

(iii)          In the event of a termination of the Participant’s employment for any reason other than a Qualified Termination, then all unvested Award LTIP Units or Earned LTIP Units, as applicable, shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in any such unvested Award LTIP Units or Earned LTIP Units.

(f)          Change in Control.  If a Change in Control occurs prior to the end of the Performance Period, the Measurement Date shall be the effective date of the Change in Control, and the Earned LTIP Units shall become fully vested.  For the avoidance of doubt, the Merger shall not be deemed a Change in Control.

3.          Distributions.  The Participant shall be entitled to receive distributions with respect to the Award LTIP Units to the extent provided for in the LP Agreement as follows:

(a)          The Award LTIP Units are hereby designated as “Special LTIP Units.”

(b)          The LTIP Unit Distribution Participation Date with respect to the Award LTIP Units is the Grant Date set forth in this Agreement.

(c)          The Special LTIP Unit Full Participation Date with respect to the Earned LTIP Units is the date on which the Earned LTIP Unit Equivalent is determined pursuant to the applicable clause of Section 2 hereof.

(d)          The Special LTIP Unit Sharing Percentage with respect to the Award LTIP Units is 10 percent.

(i)          The Special LTIP Unit Sharing Percentage multiplied by the Award LTIP Units will determine the number of the Special LTIP Units that are qualified to receive distributions during the period which is after the Grant Date but before the date on which the Earned LTIP Unit Equivalent is determined. Distributions to be paid on an Award LTIP Units or Earned LTIP Units will equal the distribution paid on a Common Unit at the time the distribution is paid.

(e)          All distributions paid with respect to the Award LTIP Units or Earned LTIP Units shall be fully vested and non-forfeitable when paid, whether or not the Award LTIP Units have been earned based on performance or have become vested based on continued employment as provided in Section 2 hereof.

4.          Adjustments.  The Award LTIP Units and Earned LTIP Units shall be subject to adjustment in the circumstances described in and in accordance with the LP Agreement.  In addition, in connection with the Merger, the Committee shall make such adjustments to the Internal Rate of Return and Performance Vesting Percentage as it deems equitable and appropriate to take into account the Merger.

5.          Compensation Recoupment Policy.   This Award shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to the Participant and to Awards of this type.

6.          Interpretation by Committee.  This Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the LP Agreement.  In the event of any discrepancy or inconsistency between this Agreement and the LP Agreement, the terms and conditions of the LP Agreement shall control except that in the case of a Change in Control or with respect to Section 2 of this Agreement, the provisions of this Agreement shall control.  The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.  In the event of any dispute or disagreement as to interpretation of the Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Committee shall be final and binding upon all persons.

7.          Defined Terms.  For purposes of this Agreement, the following defined terms shall have the meanings specified herein:

(a)          “Cause” means: (i) the willful failure or refusal of the Participant to perform any duties and responsibilities set forth in any agreement between the Participant and the Employer or delegated to him pursuant to any such agreement and such failure or refusal is not cured to the reasonable satisfaction of the Employer within fifteen (15) days after written notice thereof is delivered to the Participant by the Employer; (ii) any act by the Participant of fraud, misappropriation or embezzlement, willful misconduct or gross negligence in connection with the performance of the Participant’s duties or the conviction of the Participant of the commission of a felony, whether or not such felony was committed in connection with the business of the Employer; or (iii) a material breach by the Participant of any provision hereof or of any contractual or legal duty to the Employer (including, but not limited to, the unauthorized disclosure of confidential information and/or material non-compliance with any written policies, guidelines and procedures of the Employer and such material breach, and/or material non-compliance is not cured to the reasonable satisfaction of the Employer within fifteen (15) days after written notice thereof is delivered to the Participant by the Employer.

(b)          “Change in Control” means:  (i) the acquisition in one or more transactions by any Person, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of Common Stock, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company or the Partnership other than a sale or other conveyance by the Company to an entity at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportion as their ownership of the Common Stock immediately prior to such sale or other conveyance; (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company or a direct or indirect subsidiary of the Company that results in the voting securities of the Company outstanding immediately prior to such transaction representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than 50% of the combined voting power of the securities of the surviving entity or its parent outstanding immediately after such transaction; or (iv) a Capital Transaction.  For the avoidance of doubt, an initial public offering of Common Stock shall not be considered a Change in Control for purposes of this Agreement.  Notwithstanding anything herein to the contrary, the consummation of the Merger shall not be deemed a Change in Control.

(c)          “Common Stock” means shares of common stock of the Company.

(d)          “Disability” means any illness, injury or other incapacitating condition, as a result of which Participant is unable to perform, with reasonable accommodation, the services required to be performed by Participant in his capacity as an employee and officer of the Employer for more than ninety (90) consecutive days in any consecutive twelve (12) months; provided, however, that one temporary major medical event of less than six (6) months in duration shall not constitute a “Disability” if (i) within thirty (30) days after the date Employee is first unable to perform, with reasonable accommodation, the services required to be performed by Participant in his capacity as an employee and officer of the Employer, Participant and the Employer reasonably determine that Participant is likely to be able to resume such services within such six (6) month period, and (ii) prior to the end of such six (6) month period, Participant actually resumes the performance of such services, with reasonable accommodation.

(e)          “Employer” means either the Company, the Partnership or any affiliate that employs the Participant.

(f)          “Good Reason” means (i) a material breach of this Agreement by the Employer that is not cured within sixty (60) days after receiving written notice of such breach; (ii) a material diminution in Participant’s compensation, (iii) a material diminution of Participant’s duties or responsibilities, or Employer’s assignment of duties, responsibilities or reporting requirements that are materially inconsistent with Participant’s position, in any such event, that is not cured within sixty (60) days after receiving written notice of the existence of the circumstances described in this clause (iii); or (iv) any requirement by Employer that Participant relocate to a principal place of business outside of the Salt Lake City, Utah metropolitan area; provided, however, that with respect to any of the reasons constituting Good Reason, Participant notifies Employer within forty-five (45) days of the first occurrence of any event Participant believes constitutes Good Reason hereunder and resigns his employment no later than ninety (90) days following such occurrence.

(g)          “Merger” means the consummation of the transactions contemplated by that certain Agreement and Plan of Merger by and among the Cottonwood Communities, Inc., a Maryland corporation (“CCI”), Volare Acquisition Subsidiary, Inc., a Maryland limited liability company and a wholly owned subsidiary of CCI (“Merger Sub”), Cottonwood Communities O.P., LP, a Delaware limited partnership and a subsidiary of CCI (“CCOP” and together with CCI and the Merger Sub, the “CCI Parties”), the Company, and Cottonwood Residential O.P., LP, a Delaware limited partnership and subsidiary of the Company (“CROP” and together with the Company, the “CRII Parties”).  On and following the Merger, references to the “Company” in this Agreement shall mean CCI.

(h)          “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than (i) employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company (ii) an underwriter of the Common Stock in a registered public offering or (iii) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock.

8.          Restrictions on Transfer.  None of the Award LTIP Units granted hereunder nor any of the units of the Partnership into which such Award LTIP Units may be converted (the “Award Common Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law or by conversion into units of the Partnership (each such action a “Transfer”) until the later of the date (a) the Earned LTIP Units vest and (b) is two (2) years after the applicable Grant Date.  From and after such date, any Transfer of Earned LTIP Units or Award Common Units shall be in accordance with the provisions of the LP Agreement.  Additionally, all Transfers of Earned LTIP Units or Award Common Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended, the “Securities Act”).  In connection with any Transfer of Earned LTIP Units or Award Common Units, the Partnership may require the Participant to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act).  Any attempted Transfer of LTIP Units or Award Common Units not in accordance with the terms and conditions of this Section 8 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units or Award Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units or Award Common Units.  Except as otherwise provided herein, this Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

9.          Legend.  The records of the Partnership and any other documentation evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the LP Agreement.

10.          Tax Matters; Section 83(b) Election.  The Participant may make an election to include in gross income in the year of transfer the fair market value of the Award LTIP Units hereunder pursuant to Section 83(b) of the Code.

11.          Withholding and Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award LTIP Units granted hereunder, the Participant will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount.  The Company may cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from Award LTIP Units granted to the Participant with an aggregate value that would satisfy the withholding amount due.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

12.          Amendment; Modification.  This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Participant acknowledges that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Participant’s rights under this Agreement without the Participant’s written consent.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement.  The failure of the Participant or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Participant or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

13.          Complete Agreement.  Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Participant is a party which specifically refers to the Award LTIP Units or to the treatment of compensatory equity held by the Participant generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

14.          Investment Representation; Registration.  The Participant hereby warrants and represents to and agrees with the Company as follows:

(a)          The LTIP Units issued pursuant to this Agreement will be acquired for the account of the Participant for investment only and not with a view to, nor with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.  The Participant acknowledges that the issuance of the LTIP Units has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, or the securities or real estate syndication laws of any state or other jurisdiction, and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable laws of states or other jurisdictions or an exemption from such registration is available.  The Participant acknowledges that the Company does not have any intention of registering the resale of any LTIP Units issued hereunder under the Securities Act or of supplying the information necessary for the Participant to sell any such LTIP Units; and that the Company and the Partnership shall be organized and operated so as to be exempt from registration under the Investment Company Act of 1940, as amended, and from the provisions of that statute designed to protect investors.

(b)          The Participant also understands that the transfer of any LTIP Units issued pursuant to this Agreement will be subject to restrictions contained in the LP Agreement, as well as the restrictions set forth in this Agreement.

(c)          The Participant acknowledges that (i) he or she has no obligation whatsoever to acquire the LTIP Units issued pursuant to this Agreement, (ii) his or her acquisition of the LTIP Units issued pursuant to this Agreement is not, and will not be, in any way whatsoever a condition of continued employment with the Company or any entity affiliated with the Company, (iii) neither the offer to the Participant of the opportunity to acquire the LTIP Units or any shares of Common Stock issued pursuant to this Agreement nor this Agreement, shall be deemed to constitute a contract of employment or to impose any obligation upon the Company or any of its affiliates to continue to employ the Participant, and (iv) nothing stated or implied in this Agreement, in the LP Agreement shall be construed to abrogate, amend or otherwise affect any rights or obligations with respect to employment which the Company or any of its affiliates or the Participant may otherwise have by agreement or under law.

(d)          The Participant acknowledges that he or she has been furnished a copy of the LP Agreement, has carefully read and understands the provisions of the LP Agreement, has had the opportunity to ask questions of the Company and has received answers from the Company concerning the provisions of the LP Agreement, and the terms and conditions of the offering of the LTIP Units.  The Participant further acknowledges that he or she has been furnished information regarding the activities of the Company, has had the opportunity to ask questions of the Company concerning such activities, and is satisfied with all such information and such answers as he or she has received.  The Participant acknowledges that no representation has been made by the Company otherwise by or on behalf of the Company as to any current value of the assets held by the Company or as to any prospective return on any LTIP Units issued pursuant to this Agreement.  The Participant further acknowledges that he or she has not relied, in connection with the acquisition of the LTIP Units, upon any representations, warranties or agreements other than those set forth in this Agreement or the LP Agreement.  The Participant further acknowledges that he or she provides services to the Company on a regular basis and that, in such capacity, the Participant has access to all such information, and has such experience and involvement in connection with the business and operations of the Company, as the Participant believes to be necessary and appropriate to make an informed decision to accept the LTIP Units granted pursuant to this Agreement.

(e)          The Participant acknowledges that neither the Company nor any of its affiliates is rendering any tax, legal or financial advice or recommendation to acquire the LTIP Units issued pursuant to this Agreement.  The Participant has been informed that he or she should consult his or her own tax, legal and financial advisors to the extent the Participant seeks advice regarding these matters.

(f)          The Participant makes the representation regarding his or her status as an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act as set forth below the Participant’s name on the signature page hereto.

(g)          So long as the Participant holds LTIP Units, the Participant shall disclose to the Company in writing such information as may be reasonably requested with respect to direct or indirect ownership of any LTIP Units issued pursuant to this Agreement as the Company may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Company or to comply with requirements of any other appropriate taxing authority.

(h)          The Participant shall indemnify and hold the Company harmless from and against any and all loss, cost, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Participant in this Agreement or any other document furnished by it to the Company in connection with this Award, including, without limitation, the LP Agreement.

15.          No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of this Agreement to continue the Participant in employment and this Agreement shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Participant at any time.

16.          No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

17.          Status of Award LTIP Units.  The Company will have the right at its option, as set forth in the LP Agreement, to issue shares of Common Stock in exchange for partnership units into which Award LTIP Units may have been converted pursuant to the LP Agreement, subject to certain limitations set forth in the LP Agreement.  The Participant acknowledges that the Participant will have no right to approve or disapprove such election by the Company.

18.          Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Award LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

19.          Law Governing.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to any principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the State of Utah.

20.          Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

21.          Notices.  Notices hereunder shall be mailed or delivered to the Company addressed to Cottonwood Residential II, Inc., 1245 Brickwood Rd, Suite 250, Salt Lake City, UT 84106, Attention: General Counsel, and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

22.          Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

23.          Successors and Assigns.  The rights and obligations created hereunder shall be binding on the Participant and his or her heirs and legal representatives and on the successors and assigns of the Partnership.

24.          Data Privacy Consent.  In order to administer this Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”).  By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form.  The Participant shall have access to, and the right to change, the Relevant Information.  Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer this Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.

25.          Electronic Delivery of Documents.  By accepting this Agreement, the Participant (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COTTONWOOD RESIDENTIAL II, INC.

By:
Name:
Title:

COTTONWOOD RESIDENTIAL O.P., L.P.

By:	COTTONWOOD RESIDENTIAL II, INC., its General Partner

By:
Name:
Title:

PARTICIPANT

Name:
Address:

Section 14(f) Representation.  Please initial or check ALL of the boxes which correctly describe the Participant.

☐
The Participant is a natural person: (i) whose individual net worth (assets minus liabilities), or joint net worth with that person’s spouse, exceeds $1,000,000 ((a) excluding (1) as an asset, the value of such natural person’s primary residence and (2) as a liability, the outstanding indebtedness secured by such natural person’s primary residence up to the fair market value of such primary residence, provided, however, that if the amount of such outstanding indebtedness has increased within the previous 60 days, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability and (b) including, as a liability, the outstanding indebtedness secured by the natural person’s primary residence in excess of the fair market value of such primary residence), or (ii) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐
The Participant is a natural person who is a director or executive officer (as defined below) of the Company.  As used herein, “executive officer” shall mean the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.

☐	Neither of the prior boxes correctly describes the Participant.

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Participant, desiring to become one of the within named Limited Partners of Cottonwood Residential O.P., L.P., hereby becomes a party to the Fourth Amended and Restated Limited LP Agreement of Cottonwood Residential O.P., L.P., as amended through the date hereof (the “LP Agreement”).

The Participant constitutes and appoints the General Partner and its authorized officers and attorneys-in-fact, and each of those acting singly, in each case with full power of substitution, as the Participant’s true and lawful agent and attorney-in-fact, with full power and authority in the Participant’s name, place and stead to carry out all acts described in Section 8.2 of the LP Agreement, such power of attorney to be irrevocable and a power coupled with an interest pursuant to Section 8.2 of the LP Agreement.

The Participant agrees that this signature page may be attached to any counterpart of the LP Agreement.

Participant:

By:
Name:
Date:

Address of Limited Partner: